Exhibit 99(d)(3)(x)

EXPENSE LIMITATION AGREEMENT

This Agreement is made as of the 12th day of November, 2007 by and between MANNING & NAPIER FUND, INC., a Maryland Corporation (the “Fund”), and MANNING & NAPIER ADVISORS, INC., a New York Corporation (the “Advisor”), with respect to the following:

WHEREAS, the Advisor serves as the investment adviser to the series and classes of the Fund listed on Schedule A attached hereto (each, a “Class” and, each, a “Series”) pursuant to an Investment Advisory Agreement between the Fund and the Advisor dated November 12, 2007, as amended (the “Investment Advisory Agreement”);

WHEREAS, the Fund and the Advisor have previously entered into an Expense Limitation Agreement dated November 12, 2007 with respect to each Series and Class, and such Expense Limitation Agreement covers the period from March 1, 2008 to February 28, 2009 (the “Existing Expense Limitation Agreement”);

WHEREAS, it is the desire of the Fund and the Advisor to enter into a new expense limitation arrangement that governs each Series and Class listed on Schedule A attached hereto for a one-year period beginning on the date of this Agreement; and

WHEREAS, it is the intention of the Fund and the Advisor that this Agreement supersede the Existing Expense Limitation Agreement with respect to each Series and Class listed on Schedule A attached hereto.

NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

1. The Advisor agrees to waive its fee and/or reimburse expenses so that the total annual fund operating expenses of each Class of each Series does not exceed the “Expense Limitation” for such Class as set forth on Schedule A attached hereto for a one-year period beginning on the date of this Agreement.

2. Upon the termination of the Investment Advisory Agreement this Agreement shall automatically terminate.

3. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act of 1940, as amended (the “1940 Act”) shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission (“SEC”) issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Otherwise, the provisions of this Agreement shall be interpreted in accordance with the laws of Maryland.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the day and year first above written.

MANNING & NAPIER FUND, INC.
On behalf of each of its Series listed on Schedule A hereto

By:	/s/ B. Reuben Auspitz
Name:	B. Reuben Auspitz
Title:	President

MANNING & NAPIER ADVISORS, INC.

By:	/s/ Michelle Thomas
Name:	Michelle Thomas
Title:	Corporate Secretary

SCHEDULE A

Series	Expense Limitation
Pro-Blend Conservative Term Series Class S	1.00%
Pro-Blend Conservative Term Series Class B	1.80%
Pro-Blend Conservative Term Series Class Z	.55%
Pro-Blend Conservative Term Series Class D	1.30%
Pro-Blend Conservative Term Series Class E	1.05%
Pro-Blend Conservative Term Series Class I	0.70%
Pro-Blend Moderate Term Series Class S	1.20%
Pro-Blend Moderate Term Series Class B	1.95%
Pro-Blend Moderate Term Series Class Z	1.70%
Pro-Blend Moderate Term Series Class D	1.45%
Pro-Blend Moderate Term Series Class E	1.20%
Pro-Blend Moderate Term Series Class I	0.85%
Pro-Blend Extended Term Series Class S	1.20%
Pro-Blend Extended Term Series Class B	1.95%
Pro-Blend Extended Term Series Class Z	1.70%
Pro-Blend Extended Term Series Class D	1.45%
Pro-Blend Extended Term Series Class E	1.05%
Pro-Blend Extended Term Series Class I	0.85%
Pro-Blend Maximum Term Series Class S	1.20%
Pro-Blend Maximum Term Series Class B	1.95%
Pro-Blend Maximum Term Series Class Z	1.70%
Pro-Blend Maximum Term Series Class D	1.45%
Pro-Blend Maximum Term Series Class E	1.05%
Pro-Blend Maximum Term Series Class I	0.85%
Target Income Series Class I	0.05%
Target Income Series Class K	0.30%
Target Income Series Class R	0.55%
Target Income Series Class C	1.05%
Target 2010 Series Class I	0.05%
Target 2010 Series Class K	0.30%
Target 2010 Series Class R	0.55%
Target 2010 Series Class C	1.05%
Target 2020 Series Class I	0.05%
Target 2020 Series Class K	0.30%
Target 2020 Series Class R	0.55%
Target 2020 Series Class C	1.05%
Target 2030 Series Class I	0.05%
Target 2030 Series Class K	0.30%
Target 2030 Series Class R	0.55%
Target 2030 Series Class C	1.05%
Target 2040 Series Class I	0.05%
Target 2040 Series Class K	0.30%
Target 2040 Series Class R	0.55%
Target 2040 Series Class C	1.05%
Target 2050 Series Class I	0.05%
Target 2050 Series Class K	0.30%
Target 2050 Series Class R	0.55%
Target 2050 Series Class C	1.05%